Exhibit 99.1
Executive Contact:
Richard Vasek
Chief Financial Officer
Rockford Corporation
(480) 517-3169
ROCKFORD CORPORATION ANNOUNCES
STOCK BUY BACK PROGRAM
     Tempe, Ariz., September 6, 2007/PRNewswire/—Rockford Corporation (NASDAQ: ROFO) today announced that its Board of Directors has approved a program to purchase up to 5% of Rockford’s Common Shares in the open market or through privately negotiated transactions. Rockford has approximately 9.4 million shares outstanding currently. The program will expire on September 30, 2008, but may be suspended or discontinued at any time.
     William R. Jackson, President, commented: “The Board of Directors has a positive long-term view of Rockford and its prospects. This program underscores our belief in Rockford’s future and creates an opportunity to enhance long-term shareholder value. This program will allow us to make prudent use of our current liquidity to take advantage of opportunities in the market for Rockford’s shares.”
     Mr. Jackson continued: “Rockford management will direct the program. We have not established specific goals as to the number of shares to be acquired or the purchase price. Our decisions about these matters will be based on market conditions, working capital requirements, general business conditions and other factors we decide are relevant. If we decide conditions are not favorable, then we will not make any purchases.
     Mr. Jackson concluded: “This program will be funded using borrowings on our existing credit facility. If any shares are purchased they may be retired or they may be made available for employee benefit plans or other corporate purposes. Rockford has no specific plans that would result in a sale of any Common Shares that Rockford may purchase under the program.”
About Rockford Corporation (www.rockfordcorp.com)
     Rockford is a designer, marketer and distributor of high-performance audio systems for the mobile audio aftermarket and for the OEM market. Rockford’s mobile audio products are marketed primarily under the Rockford Fosgate®, Rockford Acoustic Design™ and Lightning Audio® brand names.
     Rockford’s primary brand websites include: www.rockfordfosgate.com, www.rockfordacousticdesign.com, and www.lightningaudio.com.
Forward-looking Statement Disclosure
     We make forward-looking statements in this press release including but not limited to statements about our results of operations. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words.
     Forward-looking statements are subject to many risks and uncertainties. Rockford cautions you not to place undue reliance on these forward-looking statements, which speak only as at the date on which they are made. Actual results may differ materially from those described in our forward-looking statements. Rockford disclaims any obligation or undertaking to update these forward-looking statements to reflect changes in our expectations or changes in events, conditions, or circumstances on which our expectations are based.
     Rockford’s revenues continued to decline in the first half of 2007, with some of the decline attributable to weakness in the mobile audio market. If sales erode further, Rockford may not be able to achieve its business objectives. In this event, Rockford could suffer setbacks in its competitive position, ability to enhance its aftermarket and OEM businesses, and overall financial performance. Under such circumstances, Rockford might not be able to sustain the return of its business to profitability achieved for the first half of 2007.
     When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements identified in Rockford’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2007. The risk factors noted throughout the report, particularly those identified in the discussion in Item 1A of the report, and other risk factors that Rockford has not anticipated or discussed, could cause our actual results to differ significantly from those anticipated in our forward-looking statements.